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                                                      Exhibit 10(j)(i)


                                GIBSON GREETINGS, INC.

                                1982 STOCK OPTION PLAN

                   (As amended and restated through April 29, 1993)


               1. Name and Purpose. This Plan, as it may be amended and restated from time to time, shall be known as the "Gibson Greetings, Inc. 1982 Stock Option Plan" (the "Plan"). The purpose of the Plan is to advance the interests of Gibson Greetings, Inc. (the "Company") by providing material incentive for the continued services of key employees and by attracting able executives to employment with the Company and its Subsidiaries. The term "Subsidiary" as used herein means a subsidiary corporation of the Company as the term is defined in
          Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). Reference to any Code Section in this Plan includes the provisions of such Section as it may be amended or as it may be replaced by any section or sections of the Code of like intent and purpose.

               2. Administration. The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") to consist of at least two directors, each of whom is a "disinterested person" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such Rule may be amended from time to time, or any successor rule thereto. Subject to and consistent with the provisions of the Plan, the Committee shall establish such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan, shall interpret the provisions of the Plan, shall decide all questions of fact arising in the application of Plan provisions and shall make such other determinations and take such actions in connection with the Plan and the options provided for herein as it deems necessary or advisable.

               3. Eligibility. Regular full-time employees of the Company and its Subsidiaries who are key executive or other key salaried employees, including officers, whether or not directors of the Company, shall be eligible to participate in the Plan. Such employees are herein referred to as "Eligible Employees." Those directors who are not regular employees of the Company or its Subsidiaries are not eligible to participate in the Plan.

               4.   Shares Subject to Option.

               (a) The shares to be issued and delivered by the Company upon exercise of options granted under the Plan are the Company's common shares, $.01 par value, which may be either authorized but unissued shares or treasury shares.

               (b) The aggregate number of common shares of the Company which may be issued under the Plan shall not exceed one million
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          fifty thousand (1,050,000) shares; subject, however, to the adjustment provided in Paragraph 8 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effective date of this Plan. No option may be granted under this Plan which could cause such maximum limit to be exceeded.

               (c) Common shares covered by an option which is no longer exercisable with respect to such shares shall again be available for issuance in connection with other options granted under this Plan.

               5. Grant of Options. The Committee may from time to time, in its discretion and subject to the provisions of the Plan, grant either nonqualified or Incentive Stock Options (as defined in Section 422 of the Code) to Eligible Employees. Employees to whom options have been granted are herein referred to as "Optionees". Each option shall be embodied in an option agreement signed by the Optionee and the Company providing that the option shall be subject to the provisions of this Plan and containing such other provisions as the Committee may prescribe not inconsistent with the Plan. The option agreement shall specify whether the option is a nonqualified option or an Incentive Stock Option.

               6. Terms and Conditions of Option. All options granted under the Plan shall contain such terms and conditions as the Committee from time to time determines, subject to the foregoing and following limitations and requirements.

               (a) Option price. The option price per share shall be not less than 100% of the fair market value of the Company's common shares on the date the option is granted, as determined by the Committee in a manner consistent with the requirements of the Code for Incentive Stock Options.

               (b) Period within which option may be exercised. The period of each option shall be fixed by the Committee, but no Incentive Stock Option may be exercised after the expiration of ten years from the date the option is granted. The Committee may, in its discretion, determine as a condition of any option that a stated percentage of the shares covered by such option shall be exercisable in any one year or other stated period of time.

               (c) 10% Shareholder. Notwithstanding any other provision of this Plan, with respect to an Incentive Stock Option granted to an Eligible Employee who, at the time such option is granted owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its Subsidiaries, the option price per share shall be at least 110% of the fair market value of the common shares subject to the option and such option may not be exercised after the expiration of five years from the date the option is granted.

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               (d)  Termination of option by reason of termination of
          employment. If an Optionee's employment with the Company and its Subsidiaries terminates, all options granted under this Plan to such Optionee which are not exercisable on the date of such termination of employment shall immediately terminate, and any remaining options shall terminate if not exercised before the expiration of the following periods, or at such earlier time as may be applicable under Paragraph 6(b) or 6(c) above: (i) thirty
          (30) days following such termination of employment, if such termination was not a result of retirement under a Company Pension Plan or of death or disability (disability within the meaning of Section 22(e)(3) of the Code), or (ii) three (3) months following the Optionee's termination of employment because of retirement under a Company Pension Plan, or (iii) one (1) year following date of death or commencement of disability, if the Optionee was an employee of the Company and/or Subsidiary at the time of his death or the commencement of his disability; provided that such termination provisions may be varied by the Committee with respect to nonqualified options which are exercisable on the date of termination of employment.

               (e) Non-transferability. Each option and all rights thereunder shall be exercisable during the Optionee's lifetime only by him, or by his guardian or legal representative, and shall be non-assignable and non-transferable by the Optionee, except that a nonqualified option may be transferred pursuant to a "domestic relations order" as defined in Section 414(p)(1)(B) of the Code. In the event of the Optionee's death, any option shall be transferable by the Optionee's Will or by the laws of descent and distribution, and the representative or representatives of his estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise his options granted under this Plan, may exercise any of the unexercised options in whole or in part prior to the expiration of the applicable exercise period, as specified in Paragraph 6(d) above.

               (f) More than one option granted to an Optionee. More than one option may be granted to an Optionee under this Plan and both nonqualified and Incentive Stock Options may be granted to an Optionee.

               (g) Compliance with securities laws. Options granted and shares issued by the Company upon exercise of options shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission. With respect thereto, the Committee may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

               7. Method of Exercise. An option granted under this Plan may be exercised by written notice to the Committee, signed by

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          the Optionee, or by such other person as is entitled to exercise such option. The notice of exercise shall state the number of shares in respect of which the option is being exercised, and shall either be accompanied by the payment of the full option price for such shares, or shall fix a date (not more than ten business days from the date of such notice) for the payment of the full option price of the shares being purchased. All or any portion of the payment may be made by the transfer of common shares of the Company from the Optionee to the Company, to the extent permitted by law. Such shares shall be valued for this purpose at their fair market value on the date they are transferred to the Company as payment, determined in the same manner as is provided in Paragraph 6(a) hereof. A certificate or certificates for the common shares of the Company purchased through the exercise of an option shall be issued in regular course after the exercise of the option and payment therefor. During the option period no person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered.

               8. Share Adjustments. In the event there is any change in the Company's common shares resulting from stock splits, stock dividends, combinations or exchanges or shares, or other similar capital adjustments, equitable proportionate adjustments shall automatically be made without further action by the Committee in
          (1) the number of shares available for option grant under this Plan, (2) the number of shares subject to options granted under this Plan, and (3) the option price of optioned shares.

               9. Merger, Consolidation or Sale of Assets. In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (herein referred to as "successor employer corporation"), such successor employer corporation may obligate itself to continue this Plan and to assume all obligations under the Plan in a manner consistent with the provisions of Section 424(a) of the Code. In the event that such successor employer corporation does not obligate itself to continue this Plan as above provided, this Plan shall terminate effective upon such consolidation, merger, or transfer, and any option previously granted hereunder shall terminate. If practical, the Company shall give each Optionee twenty (20) days prior notice of any possible transaction which might terminate this Plan and the options previously granted hereunder.

               10. Amendment or Termination. The Board may terminate this Plan at any time, and may amend the Plan at any time or from time to time, without obtaining any approval of the Company's shareholders; except that the Plan may not be amended (1) to increase the aggregate number of shares issuable under the Plan (excepting proportionate adjustments made under Paragraph 8 to

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          give effect to stock splits, etc.); (2) to change the option price of optioned stock (excepting proportionate adjustments made under Paragraph 8); (3) to change the requirement that the option price per share of common stock covered by an option granted under this Plan not be less than 100% of the fair market value of the Company's common stock on the date such option is granted;
          (4) to extend the time within which Incentive Stock Options may be granted or the time within which a granted Incentive Stock Option may be exercised; or (5) to change, without the consent of the Optionee (or his, or his estate's, legal representative), any option previously granted to him under the Plan. If the Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms, except as provided in Paragraph 9 above.

               11. Company Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable Securities Acts) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of shares under the terms of the Plan, so long as the Company acts in good faith.

               12. Implied Consent of Participants. Every Participant, by his acceptance of an option under this Plan, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

               13. No Effect on Employment Status. The fact than an employee has been granted an option under this Plan shall not limit or otherwise qualify the right of his employer to terminate his employment at any time.

               14. Duration and Termination of the Plan. This Plan became effective on January 26, 1982. No Incentive Stock Option shall be granted subsequent to January 25, 1992, or subsequent to any earlier date as of which the Plan is terminated pursuant to Paragraph 10.

               15. Delaware Law to Govern. This plan shall be construed and administered in accordance with and governed by the laws of the State of Delaware.





          1982opt.pol




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